EXHIBIT 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement (this “Amendment”) dated as of May 12, 2010, is made by and among CARMAX AUTO SUPERSTORES, INC., a Virginia corporation (the “Revolving Borrower”), the Subsidiaries of the Company (other than the Revolving Borrower) listed as “Borrowers” on the signature pages hereto (each a “Designated Borrower” and, together with the Revolving Borrower, the “Borrowers” and, each a “Borrower”), CARMAX, INC., a Virginia corporation (the “Company”), the Subsidiaries of the Company listed as “Subsidiary Guarantors” on the signature pages hereto (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each Lender party to this Amendment.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Company, the Administrative Agent, Bank of America, as Swing Line Lender, New Vehicle Swing Line Lender and L/C Issuer, and the Lenders have entered into that certain Credit Agreement dated as of August 24, 2005, as amended by Amendment No. 1 to Credit Agreement and Joinder Agreement dated as of December 8, 2006 and Amendment No. 2 to Credit Agreement and Joinder Agreement dated as of July 17, 2008 (the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility with letter of credit and swing line subfacilities; and

WHEREAS, the Subsidiary Guarantors and the Administrative Agent have entered into that certain Subsidiary Guaranty Agreement dated as of August 24, 2005 pursuant to which the Subsidiary Guarantors have guaranteed the payment and performance of the obligations of the Borrowers under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Company and the Administrative Agent have entered into that certain Company Guaranty Agreement dated as of August 24, 2005 pursuant to which the Company has guaranteed the payment and performance of the obligations of the Borrowers under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Company and the Borrowers have advised the Administrative Agent and the Lenders that they desire to amend certain provisions of the Credit Agreement to, among other things, amend the definitions of Consolidated Total Liabilities, Consolidated Interest Charges and Excluded Special Purpose Finance Subsidiaries, in each case as more particularly set forth below, and the Administrative Agent and the Lenders parties hereto are willing to effect such amendments on the terms and conditions contained in this Amendment;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)	The existing definition of “Consolidated Total Liabilities” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Consolidated Total Liabilities” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of current liabilities plus long-term liabilities, including contingent liabilities that constitute Indebtedness, liabilities under Synthetic Leases and other Off-Balance Sheet Liabilities, in each case as of such date, but excluding liabilities of (i) any Excluded Special Purpose Finance Subsidiary or (ii) any Person that is neither the Company nor a Subsidiary, which liabilities (in the case of each of clauses (i) and (ii)) arise pursuant to a Permitted Sale Facility.

(b)	The existing definition of “Consolidated Interest Charges” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Consolidated Interest Charges” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all gross interest expense (without reducing such amount by, or otherwise netting out, any interest income, floorplan assistance, interest credits or other similar income), premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, but excluding any such interest or expense of (i) an Excluded Special Purpose Finance Subsidiary or (ii) any Person that is neither the Company nor a Subsidiary, which interest or expense (in the case of each of clauses (i) and (ii)) arises pursuant to a Permitted Sale Facility, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under (i) capital leases that is treated as interest in accordance with GAAP and (ii) Synthetic Lease Obligations that would be treated as interest under GAAP were such leases treated as capital leases.

(c)	The existing definition of “Excluded Special Purpose Finance Subsidiaries” in Section 1.01 is deleted in its entirety and the following is inserted in lieu thereof:

“Excluded Special Purpose Finance Subsidiaries” means, collectively, (a) CarMax Funding II, (b) CarMax Auto Funding LLC, a Delaware limited liability company, (c) CarMax Funding III, LLC, a Delaware limited liability company, (d) CarMax Funding Services, LLC, a Delaware limited liability company, (e) CarMax Funding Services II, LLC, a Delaware limited liability company, and (f) any other special purpose Subsidiary formed to purchase or otherwise acquire retail installment contracts in connection with an existing or proposed Permitted Sale Facility and which does not conduct any business other than in connection with such Permitted Sale Facility.

2. Effectiveness; Conditions Precedent.  The effectiveness of this Amendment and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i) counterparts of this Amendment, duly executed by the Company, the Administrative Agent, the Borrowers, the Subsidiary Guarantors and Lenders which constitute Required Lenders; and

(ii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent, the L/C Issuer or any Lender party hereto shall reasonably request; and

(b) unless waived by the Administrative Agent, all expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

3. Consent of the Subsidiary Guarantors.  Each of the Subsidiary Guarantors hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Subsidiary Guaranty Agreement (including without limitation the continuation of such Subsidiary Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of the Subsidiary Guaranty Agreement against such Subsidiary Guarantor in accordance with its terms.

4. Consent of the Company.  The Company hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Company Guaranty Agreement (including without limitation the continuation of the Company’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of the Company Guaranty Agreement against the Company in accordance with its terms.

5. Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Company, the Borrowers and the Subsidiary Guarantors represent and warrant to the Administrative Agent and the Lenders as follows:

(a) Before and after giving effect to this Amendment, (A) the representations and warranties of the Company and the Borrowers contained in Article V of the Credit Agreement and the representations and warranties of each Loan Party contained in each other Loan Document are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default exists;

(b) Since the date of the most recent financial reports of the Company and its Subsidiaries delivered pursuant to Section 6.01(a) of the Credit Agreement, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect;

(c) The Subsidiary Guarantors are the only Persons that are required to be a party to the Subsidiary Guaranty Agreement pursuant to the terms of the Credit Agreement; and

(d) This Amendment has been duly authorized, executed and delivered by the Company, each of the Borrowers and each of the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

6. Entire Agreement.  This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

7. Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

8. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means (including .pdf file) shall be effective as a manually executed counterpart of this Amendment.

9. Governing Law.  This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

10. Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11. References.  All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby, and as otherwise amended, modified, supplemented or restated from time to time by any other instrument in accordance with the terms thereof.

12. Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent, the Borrowers, the Subsidiary Guarantors, the Lenders and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
COMPANY:

CARMAX, INC.

By:	/s/ Thomas W. Reedy
Name:	Thomas W. Reedy
Title:	Senior Vice President and Treasurer

BORROWERS:

CARMAX AUTO SUPERSTORES, INC.
CARMAX OF LAUREL, LLC
CARMAX AUTO MALL, LLC
CARMAX AUTO SUPERSTORES CALIFORNIA, LLC

By:	/s/ Thomas W. Reedy
Name:	Thomas W. Reedy
Title:	Senior Vice President and Treasurer

SUBSIDIARY GUARANTORS:

CARMAX OF LAUREL, LLC
CARMAX AUTO MALL, LLC
CARMAX AUTO SUPERSTORES CALIFORNIA, LLC
CARMAX BUSINESS SERVICES, LLC
CARMAX AUTO SUPERSTORES WEST COAST, INC.
CARMAX AUTO SUPERSTORES SERVICES, INC.
CARMAX PROPERTIES, LLC

By:	/s/ Thomas W. Reedy
Name:	Thomas W. Reedy
Title:	Senior Vice President and Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Anne M. Zeschke
Name:	Anne M. Zeschke
Title:	Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer, Swing Line Lender and New Vehicle Swing Line Lender

By:	/s/ M. Patricia Kay
Name:	M. Patricia Kay
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Philip A. Mousin
Name:	Philip A. Mousin
Title:	Senior Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Robert Maddox
Name:	Robert Maddox
Title:	Director

TOYOTA MOTOR CREDIT CORPORATION, as a Lender

By:	/s/ Anna Lee
Name:	Anna Lee
Title:	Dealer Credit Manager

WELLS FARGO BANK, N.A. (including as successor in interest by merger with Wachovia Bank, National Association), as a Lender

By:	/s/ Michael R. Burkitt
Name:	Michael R. Burkitt
Title:	Senior Vice President

SCOTIABANC INC., as a Lender

By:	/s/ J. F. Todd
Name:	J.F. Todd
Title:	Managing Director

CREDIT SUISSE, CAYMAN ISLAND BRANCH, as a Lender

By:	/s/ Shaheen Malik
Name:	Shaheen Malik
Title:	Vice President

By:	/s/ Kevin Buddhdew
Name:	Kevin Buddhdew
Title:	Associate

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Meredith Majesty
Name:	Meredith Majesty
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as
a Lender

By:	/s/ D.G. Wiwon
Name:	D.G. Wiwon
Title:	Vice President

FIFTH THIRD BANK, as a Lender

By:	/s/ Randolph J. Stierer
Name:	Randolph J. Stierer
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ David M. Garbanz
Name:	David M. Garbanz
Title:	SVP

BANK OF THE WEST, as a Lender

By:	/s/ James E. Chesser
Name:	James E. Chesser
Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director